Exhibit 99.1

CSS Industries, Inc. Reports Results of Operations for the Quarter Ended June 30, 2011

PHILADELPHIA--(BUSINESS WIRE)--July 26, 2011--CSS Industries, Inc. (NYSE:CSS) announced today its results of operations for the quarter ended June 30, 2011. Sales for the first quarter of fiscal 2012 increased 3% to $55,040,000 from $53,288,000 in the first quarter of fiscal 2011. The net loss for the first quarter of fiscal 2012 was $7,569,000, or $0.78 per share, versus a net loss of $5,737,000, or $0.59 per share, in the first quarter of prior fiscal year. The Company’s highly seasonal orientation has historically resulted in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.

As previously announced, the Company, as part of a continuing review of its Cleo gift wrap business, approved a plan to close its manufacturing facility located in Memphis, Tennessee, with an exit to be completed by no later than December 31, 2011. As part of such closing, the Company plans to transition the sourcing of all gift wrap products to foreign suppliers. During the first quarter of fiscal 2012, the Company incurred pre-tax expenses of $5,540,000 ($2,498,000 of which is included in cost of sales) associated with the approved plan, which primarily related to staff reduction costs, which are expected to result in cash expenditures during the second and third quarters of fiscal 2012, and non cash charges to write down inventory to net realizable value. The foregoing charge was partially offset by a $1,993,000 tax benefit. The impact of the charge, net of the associated tax benefit, in the first quarter of fiscal 2012 was $0.36 per share. Excluding the charge, net of tax benefit, in the first quarter of fiscal 2012, net loss would have been $4,022,000, $0.41 per share versus the net loss of $5,737,000, $0.59 per share in the first quarter of fiscal 2011. During our fiscal year ending March 31, 2012, we expect to incur pre-tax expenses of up to $10,300,000 (inclusive of the $5,540,000 expensed in the first quarter) associated with the approved plan, which costs primarily relate to cash expenditures for facility and staff costs (approximately $7,100,000) and non-cash asset write-downs (approximately $3,200,000). Additionally, the Company expects to incur $1,300,000 in cash spending during fiscal 2012 relating to this plan which was expensed previously.

Additionally, during the first quarter of fiscal 2012, the Company began to charge incentive compensation expense to the periods in which profits are generated. There was no pre-tax incentive compensation expense in the first quarter of fiscal 2012 as compared to $1,473,000 in the first quarter of fiscal 2011.

First Quarter Results

Sales grew 3% in the first quarter of fiscal 2012 as compared to the same period last year, primarily driven by higher sales of all occasion products, partially offset by lower Halloween sales. The net loss for the first quarter of fiscal 2012 was reduced by the impact of the sales growth compared to the prior year first quarter and by lower selling, general and administrative expenses due largely to the reduced incentive compensation expense noted above, which was offset by the restructuring charge related to the Company’s previously announced Memphis, Tennessee facility closure.

CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion social expression products, principally to mass market retailers. These seasonal and all occasion products include decorative ribbons and bows, boxed greeting cards, gift tags, gift wrap, gift bags, gift boxes, gift card holders, decorative tissue paper, decorations, classroom exchange Valentines, floral accessories, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft and educational products, stickers, memory books, stationery, journals, note cards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements reflecting the amount of cash expenditures and non-cash expenses the Company expects to incur in fiscal 2012 in connection with its plan to close the Memphis manufacturing facility; the Company’s plan to transition the sourcing of gift wrap to foreign suppliers and the Company’s expectation that it will exit the Memphis facility by no later than December 31, 2011. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, risks associated with the Company’s restructuring plan to close its Memphis manufacturing facility, including the risk that the cost of implementing the plan will exceed expectations, the risk that the expected benefits of the plan will not be realized and the risk that implementation of the plan will interfere with and aversely affect the Company’s operations, sales and financial performance; general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2011 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated results of operations for the three months ended June 30, 2011 and 2010 and condensed consolidated balance sheets as of June 30, 2011, March 31, 2011 and June 30, 2010 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	June 30,
	2011	2010

SALES	$55,040	$53,288

COSTS AND EXPENSES
Cost of sales	43,286	39,555
Selling, general and administrative expenses	20,450	22,352
Restructuring expenses	3,060	41
Interest expense, net	43	209
Other expense, net	24	68

	66,863	62,225

LOSS BEFORE INCOME TAXES	(11,823)	(8,937)

INCOME TAX BENEFIT	(4,254)	(3,200)

NET LOSS	$(7,569)	$(5,737)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(.78)	$(.59)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,735	9,683

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	June 30,	March 31,	June 30,
	2011	2011	2010
	(Unaudited)	(Audited)	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,426	$50,407	$2,811
Accounts receivable, net	46,612	42,615	47,807
Inventories	107,953	80,767	118,291
Deferred income taxes	3,787	4,051	6,153
Other current assets	21,635	14,474	20,437

Total current assets	184,413	192,314	195,499

PROPERTY, PLANT AND EQUIPMENT, NET	31,577	32,345	48,686

DEFERRED INCOME TAXES	8,575	8,854	5,184

OTHER ASSETS
Goodwill	17,233	17,233	17,233
Intangible assets, net	30,980	31,408	32,839
Other	4,641	4,769	3,945

Total other assets	52,854	53,410	54,017

Total assets	$277,419	$286,923	$303,386

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$-	$-	$13,000
Current portion of long-term debt	-	66	384
Accrued customer programs	4,409	4,726	6,939
Other current liabilities	40,195	40,626	49,101

Total current liabilities	44,604	45,418	69,424

LONG-TERM OBLIGATIONS	5,790	5,846	7,341

STOCKHOLDERS’ EQUITY	227,025	235,659	226,621

Total liabilities and stockholders’ equity	$277,419	$286,923	$303,386

CSS Industries, Inc.
Reconciliation of Certain Non-GAAP Measures
(Unaudited)
(In thousands, except per share amounts)

Reconciliation and computation of loss before income taxes, net loss and diluted loss per share:

	Quarter Ended June 30, 2011
	Loss Before Income Taxes	Net Loss	Diluted Loss Per Share

As reported	$(11,823)	$(7,569)	$(.78)
Restructuring charge related to facility closure:
Included in cost of sales	2,498	1,599	.16
Included in restructuring expenses	3,042	1,948	.20
Non-GAAP measurement	$(6,283)	$(4,022)	$(.41)

Diluted loss per share does not foot due to rounding.

Management believes that presentation of results of operations adjusted for the affects of the restructuring charge related to the planned closure of the Company’s manufacturing facility located in Memphis, Tennessee provides useful information to investors with respect to the Company’s operating results for the first quarter of fiscal 2012 because it enhances comparability between the reporting periods.

CONTACT:
CSS Industries, Inc.
Vincent A. Paccapaniccia
Chief Financial Officer
215-569-9900